Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Global Transition Resources Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 3500 South DuPont Highway (street), in the City of Dover, County of Kent Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is Incorporating Services, Ltd.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 2,500 common shares (number of authorized shares) with a par value of $ no par value per share.

5. The name and mailing address of the incorporator are as follows:

Name	Priya Agarwal Hebbar
Mailing Address	44 Hill Street, London
Zip Code	W1J5NX

By
Incorporator

Name:	Priya Agarwal Hebbar
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:43 AM 01/30/2025
FILED 09:43 AM 01/30/2025
SR 20250315094 - File Number 10083726

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:07 AM 09/17/2025
FILED 11:07 AM 09/17/2025
SR 20253996627 - File Number 10083726

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is global transition resources inc.

2. The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered first so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is CopperTech Metals Inc.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

By:	/s/ Priya Agarwal Hebbar
Authorized Officer

Name:	Priya Agarwal Hebbar
Print or Type